Item 77Q - Exhibits

A copy of Amendment No. 14 to the Declaration of Trust, which was approved by the Board of Trustees of Money Market Obligations Trust, at the Meeting of the Board of Trustees, on May 16, 1999, is hereby incorporated by reference to Post Effective Amendment number thirty-nine
(39), filed with the Commission on February 25, 2000. (File No. 811-
5950)